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                                   EXHIBIT A

                           AGREEMENT OF JOINT FILING


         The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(l) of the Exchange Act the statement dated August 30, 1999, containing the information required by Schedule 13G, for the shares of Harken Energy Corporation held by XP Holdings, LLC, a Delaware limited liability company.

Dated:  August 30, 1999





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                                          SIGNATURES



                                     XP HOLDINGS, LLC, a Delaware
                                     limited liability company

                                     By:  The Beacon Group Energy
                                           Investment Fund II, L.P.,
                                           its sole member

                                     By:  Beacon Energy Investors II, L.P.,
                                           its general partner

                                     By:  Energy Fund II GP, LLC,
                                           its general partner




                                     By:    /s/ Robert F. Semmens
                                            ------------------------------------
                                            Authorized Signatory(7)





__________________________________

        (7) A Power of Attorney authorizing Robert F. Semmens to act on behalf of Energy Fund II GP, LLC is filed herewith as Exhibit B.